SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              Current Report
                    Pursuant to Section 13 OR 15(d) of
                  the  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  May 17, 2002


                             VSE CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

                                DELAWARE
      (State or Other Jurisdiction of Incorporation or Organization)


        0-3676                                       54-0649263
(Commission File Number)                   (I.R.S. Identification Number)


         2550 Huntington Avenue
          Alexandria, Virginia                       22303-1499
(Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code:  (703) 960-4600

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VSE CORPORATION


Item 4.	Changes in Registrant's Certifying Accountant.

On May 15, 2002, on the recommendation of its Audit Committee, the Board of Directors dismissed Arthur Andersen LLP (Andersen) as VSE Corporation's (VSE's) independent public accountants and approved the selection of Ernst & Young LLP to serve as VSE's independent public accountants for the current fiscal year which ends on December 31, 2002. The change in independent public accountants is effective immediately.

Andersen's reports on VSE's consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During each of our two most recent fiscal years, and during the interim period between December 31, 2001, and the date of this Form 8-K, there have been no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

During each of our two most recent fiscal years, and through the date of this Form 8-K, neither VSE nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              None.

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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         VSE CORPORATION
                                         (Registrant)

Date:  May 17, 2002                      /s/ T. R. Loftus
                                         ____________________________________
                                         T. R. Loftus, Senior Vice President,
                                               and Chief Financial Officer
                                              (Principal Financial Officer)